                                                                  EXECUTION COPY
                                                                     EXHIBIT 2.1


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG:

                             ACCRUE SOFTWARE, INC.,

                             A DELAWARE CORPORATION;

                           NEOVISTA ACQUISITION CORP.,

                          A CALIFORNIA CORPORATION; AND

                            NEOVISTA SOFTWARE, INC.,

                            A CALIFORNIA CORPORATION;

                                       AND

                           ---------------------------

                          DATED AS OF NOVEMBER 17, 1999

                           ---------------------------

                                TABLE OF CONTENTS

                                                                                          Page
1.           Description of Transaction....................................................1
        1.1  Merger of Merger Sub into the Company.........................................2
        1.2  Effect of the Merger..........................................................2
        1.3  Closing; Effective Time.......................................................2
        1.4  Articles of Incorporation and Bylaws; Directors and Officers..................2
        1.5  Conversion of Shares..........................................................3
        1.6  Employee Stock Options........................................................4
        1.7  Company Warrants..............................................................5
        1.8  Closing of the Company's Transfer Books.......................................6
        1.9  Exchange of Certificates......................................................7
        1.10 Dissenting Shares.............................................................8
        1.11 Holdback Shares...............................................................8
        1.12 Tax Consequences..............................................................9
        1.13 Accounting Treatment..........................................................9
        1.14 Further Action................................................................9
2.           Representations and Warranties of the Company and the Company Executives......9
        2.1  Due Organization; No Subsidiaries; Etc........................................9
        2.2  Articles of Incorporation and Bylaws; Records................................10
        2.3  Capitalization, Etc..........................................................10
        2.4  Financial Statements.........................................................13
        2.5  Absence of Changes...........................................................13
        2.6  Title to Assets..............................................................15
        2.7  Bank Accounts; Receivables...................................................16
        2.8  Equipment; Leasehold.........................................................16
        2.9  Proprietary Assets...........................................................16
        2.10 Contracts....................................................................18
        2.11 Liabilities..................................................................20
        2.12 Compliance with Legal Requirements...........................................21
        2.13 Governmental Authorizations..................................................21
        2.14 Tax Matters..................................................................21
        2.15 Employee and Labor Matters; Benefit Plans....................................23
        2.16 Environmental Matters........................................................25
        2.17 Insurance....................................................................26
        2.18 Related Party Transactions...................................................26
        2.19 Legal Proceedings; Orders....................................................27
        2.20 Authority; Binding Nature of Agreement.......................................27
        2.21 Non-Contravention; Consents..................................................27
        2.22 Brokers......................................................................29
        2.23 Compliance with the Hart-Scott-Rodino Act....................................29
        2.24 Permit Application; Information Statement....................................29
        2.25 Affiliate and Voting Agreements..............................................30
        2.26 Vote Required................................................................30

        2.27 Board Approval...............................................................30
        2.28 Customers and Suppliers......................................................30
        2.29 [Intentionally Left Blank]...................................................31
        2.30 No Commitments Regarding Future Products.....................................31
        2.31 Full Disclosure..............................................................31
        3.   [Intentionally Left Blank]...................................................31
4.           Representations and Warranties of Parent and Merger Sub......................31
        4.1  Organization; Good Standing; Qualification and Power.........................32
        4.2  Parent Capitalization........................................................32
        4.3  No Conflict; Required Filings and Consents...................................33
        4.4  SEC Filings; Financial Statements............................................33
        4.5  Absence of Undisclosed Liabilities...........................................34
        4.6  Absence of Certain Changes...................................................34
        4.7  Litigation...................................................................34
        4.8  Governmental Authorization...................................................35
        4.9  Compliance With Laws.........................................................35
        4.10 Accounting and Tax Matters...................................................35
        4.11 Authority; Binding Nature of Agreement.......................................35
        4.12 Valid Issuance...............................................................35
5.           Certain Covenants of the Company.............................................36
        5.1  Access and Investigation.....................................................36
        5.2  Operation of the Company's Business..........................................36
        5.3  Notification; Updates to the Company Disclosure Schedule.....................38
        5.4  Non-Solicitation.............................................................39
6.           Additional Covenants of the Parties..........................................40
        6.1  Filings and Consents.........................................................40
        6.2  Public Announcements.........................................................40
        6.3  Affiliate Agreements.........................................................40
        6.4  Commercially Reasonable Efforts..............................................40
        6.5  Noncompetition Agreements....................................................40
        6.6  FIRPTA Matters...............................................................41
        6.7  Advice of Changes............................................................41
        6.8  Reorganization Treatment.....................................................41
        6.9  Certain Employee Benefits Matters............................................41
        6.10 Section 16 Matters...........................................................42
        6.11 Shareholder Approval.........................................................42
        6.12 Company Shareholders Meeting.................................................43
        6.13 Line of Credit...............................................................43
        7.   Conditions Precedent to Obligations of Parent and Merger Sub.................43
        7.1  Accuracy of Representations..................................................43
        7.2  Performance of Covenants.....................................................44
        7.3  Dissenters' Rights; Conversion of Preferred..................................44
        7.4  Consents.....................................................................44
        7.5  Agreements and Documents.....................................................44
        7.6  Exemption from Applicable Securities Laws....................................45

        7.7   No Restraints................................................................45
        7.8   No Legal Proceedings.........................................................45
        7.9   No Material Adverse Change...................................................45
8.            Conditions Precedent to Obligations of the Company...........................46
        8.1   Accuracy of Representations..................................................46
        8.2   Performance of Covenants.....................................................46
        8.3   Documents....................................................................46
        8.4   Listing......................................................................46
        8.5   No Restraints................................................................46
        8.6   No Material Adverse Change...................................................47
        8.7   Tax Opinion..................................................................47
9.            Termination..................................................................47
        9.1   Termination..................................................................47
        9.2   Effect of Termination........................................................48
10.           Indemnification, Etc.........................................................48
        10.1  Survival of Representations, Etc.............................................48
        10.2  Indemnification..............................................................48
        10.3  Exclusive Remedy.............................................................49
        10.4  No Contribution..............................................................49
        10.5  Defense of Third Party Claims................................................50
11.           Miscellaneous Provisions.....................................................51
        11.1  Restrictions on Transfer.....................................................51
        11.2  Shareholders' Agent..........................................................53
        11.3  Further Assurances...........................................................54
        11.4  Fees and Expenses............................................................54
        11.5  Attorneys' Fees..............................................................55
        11.6  Notices......................................................................55
        11.7  [Intentionally Left Blank]...................................................56
        11.8  Time of the Essence..........................................................56
        11.9  Headings.....................................................................56
        11.10 Counterparts.................................................................56
        11.11 Governing Law................................................................56
        11.12 Successors and Assigns.......................................................56
        11.13 Waiver of Jury Trial.........................................................57
        11.14 Remedies Cumulative; Specific Performance....................................57
        11.15 Waiver.......................................................................57
        11.16 Amendments...................................................................57
        11.17 Severability.................................................................57
        11.18 Parties in Interest..........................................................58
        11.19 Entire Agreement.............................................................58
        11.20 Construction.................................................................58

EXHIBITS

Exhibit A      -      Certain Definitions

Exhibit B      -      Form of Escrow Agreement

Exhibit C-1    -      Persons to Execute Affiliate Agreements

Exhibit C-2    -      Form of Affiliate Agreement

Exhibit D-1    -      Persons to Sign Noncompetition Agreements

Exhibit D-2    -      Form of Noncompetition Agreement

Exhibit E      -      Form of Legal Opinion of Venture Law Group

Exhibit F-1    -      Persons to Sign Voting Agreement

Exhibit F-2    -      Voting Agreement

Exhibit G      -      Form of Opinion of Orrick, Herrington & Sutcliffe LLP

                               AGREEMENT AND PLAN

                          OF MERGER AND REORGANIZATION

        This Agreement and Plan of Merger and Reorganization ("AGREEMENT") is made and entered into as of November 17, 1999 by and among: Accrue Software, Inc., a Delaware corporation ("PARENT"); NeoVista Acquisition Corp., a California corporation and a wholly owned subsidiary of Parent ("MERGER SUB"); and NeoVista Software, Inc., a California corporation (the "COMPANY"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the California General Corporation Law (the "MERGER"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"). For accounting purposes, it is intended that the Merger be treated as a "purchase."

        C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

        D. The holders of all the outstanding capital stock of the Company (the "SHAREHOLDERS") own a total of (A) 3,457,095 shares of the Common Stock (no par value per share) of the Company ("COMPANY COMMON STOCK") and 19,598,969 shares of the Preferred Stock (no par value per share) of the Company ("COMPANY PREFERRED STOCK") consisting of (i) 548,847 shares of Series I Preferred Stock ("SERIES I PREFERRED STOCK"), (ii) 1,200,000 shares of Series II Preferred Stock ("SERIES II PREFERRED STOCK"), (iii) no shares of Series II-A Preferred Stock ("SERIES II-A PREFERRED STOCK"), (iv) 4,391,175 shares of Series III Preferred Stock ("SERIES III PREFERRED STOCK"), (v) no shares of Series III-A Preferred Stock ("SERIES III-A PREFERRED STOCK"), (vi) no shares of Series IV Preferred Stock ("SERIES IV PREFERRED STOCK"), (vii) no shares of Series IV-A Preferred Stock ("SERIES IV-A PREFERRED STOCK"), (viii) 2,981,852 shares of Series V Preferred Stock ("SERIES V PREFERRED STOCK"), (ix) 10,477,095 shares of Series VI Preferred Stock ("SERIES VI PREFERRED STOCK"), (all such series of Preferred Stock together with the Company Common Stock, are referred to as the "COMPANY STOCK"), which shares are all of the issued and outstanding shares of capital stock of the Company.

                                    AGREEMENT

        For good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. DESCRIPTION OF TRANSACTION.

        1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation after the Merger (the "SURVIVING CORPORATION").

        1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the California General Corporation Law.

        1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Venture Law Group, A Professional Corporation, 2775 Sand Hill Road, Menlo Park, California 94025 at 10:00 a.m. on December 15, 1999, or at such other time and date as Parent and the Company may agree. The date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date." Contemporaneously with or as promptly as practicable after the Closing, a properly executed agreement of merger conforming to the requirements of Chapter 11 of the California General Corporation Law shall be filed with the Secretary of State of the State of California. The Merger shall become effective at the time such agreement of merger is filed with the Secretary of State of the State of California (the "EFFECTIVE TIME").

        1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective Time:

               (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by California law and such Articles of Incorporation; provided, however, that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is NeoVista Software, Inc."

               (b) At the Effective time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by California law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

               (c) At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub immediately prior to the Effective Time, shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

        1.5 CONVERSION OF SHARES.

               (a) Subject to Sections 1.9, 1.10 and 1.11 at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Shareholder:

                    (i) each share of Company Common Stock outstanding immediately prior to the Effective Time (including the shares of Company Common Stock issued upon conversion of all shares of the Company's Preferred Stock) shall be converted into the right to receive the "Applicable Fraction" (as defined in Section 1.5(b)) of a share of the common stock (par value $.001 per share) of Parent ("PARENT COMMON STOCK"); and

                    (ii) each share of the common stock (par value $.001 per share) of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

               (b) For purposes of this Agreement:

                    (i) the "APPLICABLE FRACTION" shall be calculated by dividing the Net Merger Shares (as defined below) by the sum of (i) aggregate number of outstanding shares of Company Common Stock (after giving effect to the conversion of all outstanding shares of the Company's Preferred Stock into Common Stock) and (ii) the aggregate number of shares of Company Common Stock represented by Company Options (as defined in Section 1.6), Company Common Warrants (as defined in Section 1.7(a)) and Company Preferred Warrants (as defined in Section 1.7(b)), in each case as of the Effective Time;

                    (ii) the term "TOTAL MERGER SHARES" shall mean 2,400,000 shares of Parent Common Stock;

                    (iii) the term "NET MERGER SHARES" shall mean the Total Merger Shares less the number of Expense Shares (as defined below); and

                    (iv) the term "EXPENSE SHARES" shall mean the number of shares of Parent Common Stock calculated by dividing the sum of (i) the amount of the Company Expenses reflected on the Schedule of Expenses delivered pursuant to Section 7.5(g) and (ii) all principal and accrued interest outstanding under loans made by shareholders of the Company to the Company after September 30, 1999, which principal and accrued interest totaled approximately $1 million as of the date of this Agreement by the Stipulated Value (as used herein, "STIPULATED VALUE" shall mean the average of the closing prices per share of Parent Common Stock on the Nasdaq Stock Market, as reported in The Wall Street Journal, or if not reported therein, any other authoritative source, on each of the ten business days immediately prior to the Effective Time).

               (c) The Applicable Fraction shall be adjusted to reflect fully the effect of any stock split, stock dividend (including any dividend or distribution of stock convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other similar change with respect to Parent Common Stock or Company Common Stock after the date hereof and prior to the Effective Time.

               (d) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the

Company contained in any applicable restricted stock agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

        1.6 EMPLOYEE STOCK OPTIONS. At the Effective Time, each stock option that is then outstanding under the Company's 1991 Incentive Stock Option Plan (the "COMPANY ISO PLAN") and the 1991 Non-Qualified Stock Option/Stock Issuance Plan (the "COMPANY NSO PLAN") (the "COMPANY OPTION PLANS"), whether vested or unvested (a "COMPANY OPTION"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company Option Plans and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (a) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock (collectively, the "OPTION SHARES"), (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the Company Option Plans and otherwise) to effectuate the provisions of this Section 1.6. It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent such Company Options qualified as incentive stock options prior to the Effective Time, and this Section 1.6 shall be interpreted consistent with such intent. Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Option, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. No later than February 1, 2000, Parent shall file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options that are eligible for inclusion on Form S-8 and shall maintain the effectiveness of such registration statement thereafter for so long as any such options or other rights remain outstanding. The Company has not taken, and shall not take, any action that would result in the accelerated vesting, exercisability or payment of the Company Options as a consequence of the execution of, or consummation of the transactions contemplated by, this Agreement. Consistent with the terms of the Company Option Plans and the documents governing the outstanding options under the Company Option Plans, the Merger will not terminate any of the outstanding Company Options or accelerate the vesting, exercisability or payment of any Company Options or the shares of Parent Common Stock which will be subject to those options upon the Parent's assumption of the Company Options in the Merger.

        1.7 COMPANY WARRANTS.

               (a) At the Effective Time, each warrant to purchase Company Common Stock that is then outstanding, whether vested or unvested (a "COMPANY COMMON WARRANT"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the applicable warrant agreement by which such Company Common Warrant is evidenced. All rights with respect to Company Common Stock under outstanding Company Common Warrants shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (a) each Company Common Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such assumed Company Common Warrant shall be equal to the number of shares of Company Common Stock that were subject to such Company Common Warrant immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock (collectively, the "COMMON WARRANT SHARES"),
(c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Common Warrant shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Common Warrant, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Company Common Warrant shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Common Warrant shall otherwise remain unchanged; provided, however, that each such assumed Company Common Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary to effectuate the provisions of this Section 1.7(a). Following the Closing, Parent will send to each holder of an assumed Company Common Warrant a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Common Warrant, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Common Warrant. Notwithstanding the foregoing, Parent shall not be required to assume any Company Common Warrant which by its terms has terminated as of the Effective Time of the Merger.

               (b) At the Effective Time, each warrant to purchase Company Preferred Stock that is then outstanding, whether vested or unvested (a "COMPANY PREFERRED WARRANT"), shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the applicable warrant agreement by which such Company Preferred Warrant is evidenced. All rights with respect to Company Preferred Stock under outstanding Company Preferred Warrants shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (a) each Company Preferred Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such assumed Company Preferred Warrant shall be equal to the number of shares of Company Common Stock into which the Company Preferred Stock that were subject to such Company Preferred Warrant could then be converted immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock (collectively, the "PREFERRED WARRANT SHARES"), (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Preferred Warrant shall be determined by dividing the exercise price per share of Company Common Stock into which the Company Preferred Stock subject to such Company Preferred Warrant could then be converted, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Company Preferred Warrant shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Preferred Warrant shall otherwise remain unchanged; provided, however, that each such assumed Company Preferred Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary to effectuate the provisions of this Section 1.7(b). Following the Closing, Parent will send to each holder of an assumed Company Preferred Warrant a written notice setting forth (i) the number of shares of Parent Common Stock subject to such assumed Company Preferred Warrant, and (ii) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Preferred Warrant. Notwithstanding the foregoing, Parent shall not be required to assume any Company Preferred Warrant which by its terms has terminated as of the Effective Time of the Merger.

        1.8 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "COMPANY STOCK CERTIFICATE") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.9.

        1.9 EXCHANGE OF CERTIFICATES.

               (a) At or as soon as practicable after the Effective Time, Parent will send to the holders of Company Stock Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing

Parent Common Stock. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably requested by Parent, the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock in accordance with
Section 1.9(c)) that such holder has the right to receive pursuant to the provisions of this Section 1, and the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.9, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 1.9(c)) as contemplated by this Section 1. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

               (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this
Section 1.9 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment without interest).

               (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Stipulated Value).

               (d) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

               (e) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or for any cash amounts if, on or after the expiration of one (1) year after the Effective Time, such shares are delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

        1.10 DISSENTING SHARES.

               (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become held by a "dissenting shareholder" within the meaning of Chapter 13 of the California General Corporation Law shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section
1.5 (or cash in lieu of fractional shares in accordance with Section 1.9(c)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California General Corporation Law; provided, however, that if the status of any such holder as a "dissenting shareholder" shall not be perfected, or if such holder shall lose his, her or its status as a "dissenting shareholder," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with
Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.9(c)).

               (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Chapter 13 of the California General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the California General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment (unless such payment is pursuant to a court order in which event the Company shall give Parent notice of any such court order or request therefor as soon as practicable) or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

        1.11 HOLDBACK SHARES.

               (a) Parent shall establish and maintain an escrow (the "ESCROW ACCOUNT") comprised of ten percent (10%) of the remainder of the Net Merger Shares less the Option Shares less the Common Warrant Shares less the Preferred Warrant Shares (the "HOLDBACK SHARES"). Parent shall designate and appoint U.S. Stock Transfer Corporation or such other third party escrow agent that is mutually and reasonably acceptable to Parent and the Shareholders' Agent (as hereinafter defined) in connection therewith (the "ESCROW AGENT") to serve in accordance with the Escrow Agreement substantially in the form attached as Exhibit B hereto (the "ESCROW AGREEMENT") to be entered into among Parent, the Escrow Agent and the Shareholders' Agent at Closing. Such escrow of the Holdback Shares shall be maintained for purposes of satisfying claims brought pursuant to
Section 10 and for the period of time set forth in such Section 10.1 (the "HOLDBACK PERIOD").

               (b) The right to receive the Holdback Shares upon expiration of the Holdback Period (i) is an integral part of the consideration in the Merger, and (ii) shall be transferable or assignable only upon submission of evidence of such transfer or assignment reasonably satisfactory to Parent and the Escrow Agent. The value of any shares of Parent Common Stock ultimately retained by Parent hereunder shall be treated for purposes of this Agreement as a reduction of the consideration paid to the Shareholders in the Merger.

        1.12 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        1.13 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "purchase."

        1.14 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be reasonably necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY EXECUTIVES.

        The Company represents and warrants, to and for the benefit of the Indemnitees, that, except as set forth in the Company Disclosure Schedule:

        2.1 DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

               (a) The Company is a corporation duly organized and validly existing under the laws of the State of California and has all necessary corporate power and authority to: (i) conduct its business in the manner in which its business is currently being conducted; (ii) own and use its assets in the manner in which its assets are currently owned and used; and (iii) perform its obligations under all Company Contracts.

               (b) The Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the names "NeoVista Software, Inc." and "Maspar Computer Corporation."

               (c) The Company is not, and has not been required to be, qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(c) of the Company Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and could not reasonably be expected to result in a Company Material Adverse Effect. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(c) of the Company Disclosure Schedule.

               (d) Part 2.1(d) of the Company Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors,
(ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

               (e) Except as set forth in Part 2.1(e) of the Company Disclosure Schedule, the Company does not own any controlling interest in any Entity and the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in, or capital contribution to, any Entity.

        2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent accurate, complete and up-to-date copies of: (a) the Company's articles of incorporation and bylaws, including all amendments thereto; (b) the stock records of the Company; and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company since the date of the Company's incorporation. There have been no formal meetings or other proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

        2.3 CAPITALIZATION, ETC.

               (a) The authorized capital stock of the Company consists of: (A) 50,000,000 shares of Common Stock, of which 3,457,095 shares have been issued and are outstanding as of the date of this Agreement; and (B) 37,399,827 shares of Preferred Stock, 19,598,969 shares of which are issued and outstanding as of the date of this Agreement, (i) 548,847 of which have been designated "Series I Preferred Stock," all of which shares have been issued and are outstanding as of the date of this Agreement and are convertible into an aggregate of 548,847 shares of Common Stock, (ii) 1,200,000 of which have been designated "Series II Preferred Stock," all of which shares have been issued and are outstanding as of the date of this Agreement and are convertible into an aggregate of 1,200,000 shares of Common Stock, (iii) 1,200,000 of which have been designated "Series II-A Preferred Stock," none of which shares have been issued and are outstanding as of the date of this Agreement, (iv) 5,882,353 of which have been designated "Series III Preferred Stock," of which 4,391,175 shares have been issued and are outstanding as of the date of this Agreement and are convertible into an aggregate of 6,426,586 shares of Common Stock, (v) 5,882,353 of which have been designated "Series III-A Preferred Stock," none of which shares have been issued and are outstanding as of the date of this

Agreement, (vi) 1,176,470 of which have been designated "Series IV Preferred Stock," none of which shares have been issued and are outstanding as of the date of this Agreement, (vii) 1,176,470 of which have been designated "Series IV-A Preferred Stock," none of which shares have been issued and are outstanding as of the date of this Agreement, (viii) 7,000,000 of which have been designated "Series V Preferred Stock," of which 2,981,852 shares have been issued and are outstanding as of the date of this Agreement and are convertible into an aggregate of 3,681,294 shares of Common Stock, and (ix) 13,333,334 of which have been designated "Series VI Preferred Stock," of which 10,477,095 shares have been issued and are outstanding as of the date of this Agreement and are convertible into an aggregate of 19,644,538 shares of Common Stock. All of the outstanding shares of Company Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3 of the Company Disclosure Schedule (i) sets forth the name of each Shareholder of the Company and the number and type of all shares of Company Common Stock and Company Preferred Stock held by such Shareholder and (ii) provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

               (b) The Company has reserved 12,764,396 shares of Company Common Stock for issuance under the Company Option Plans. As of the date of this Agreement, of such reserved shares of Company Common Stock, options to purchase 11,973,518 shares have been granted and are outstanding (which includes options to purchase 6,185,117 shares of Common Stock granted at the Company's September 27, 1999 Board meeting), 260,259 shares have been granted and exercised and 530,619 shares remain available for issuance to officers, directors, employees and consultants pursuant to the Company Option Plans. Part 2.3(b) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option;
(v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. Each Company Option designated as an "incentive stock option" as defined in Section 422 of the Code on the applicable books and records of the Company qualified as an "incentive stock option" within the meaning of Section 422 of the Code on the date of grant of such Company Option. In addition, as of the date of this Agreement, there are warrants outstanding to purchase 1,669,353 shares of the Company's Common Stock, and warrants outstanding to purchase 60,000 shares of the Company's Series III Preferred Stock, which are convertible upon exercise into 70,750 shares of the Company's Common Stock. Part 2.3(b) of the Company Disclosure Schedule accurately sets forth, with respect to each warrant that is outstanding as of the date of this Agreement: (i) the name of the Warrant holder; (ii) the total number of shares of Company capital stock subject to such warrant; (iii) the date on which each warrant was granted and the term of such warrant; and (iv) the exercise price per share of Company capital stock purchasable under such warrant. Except as set forth in Part 2.3(b) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

               (c) All outstanding shares of Company Stock and all outstanding Company Options and Company Common Warrants and Company Preferred Warrants have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

               (d) Except as set forth in Part 2.3(d) of the Company Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the California General Corporation Law and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

               (e) The terms of the Company Option Plans permit the assumption or substitution of options to purchase Parent Common Stock and the assignment of the Company's repurchase rights and rights of first refusal under stock purchase agreements, the terms of the Company Common Warrants and the Company Preferred Warrants permit the assumption or substitution of warrants to purchase Parent Common Stock, and the terms of all other agreements between the Company and its securities holders under which the Company's securities have been issued to such securities holders permit the assignment of the Company's repurchase rights and rights of first refusal under such agreements, without the consent or approval of the holders of such securities, the Company's shareholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those options, warrants or other securities. True and complete copies of all agreements and instruments relating to or issued under the Company Option Plans have been made available to Parent and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Parent. All amendments to the 1991 ISO Plan have been approved by the Company's shareholders, including amendments made from time to time to increase the number of shares reserved for issuance thereunder.

        2.4 FINANCIAL STATEMENTS.

               (a) The Company has delivered to Parent the following financial statements and the notes, if any, thereto (collectively, the "COMPANY FINANCIAL STATEMENTS"):

                    (i) The audited balance sheets of the Company as of December 31, 1997 and 1998, and the related audited income statements, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the unqualified report and opinion of Deloitte & Touche LLP relating thereto; and

                    (ii) the unaudited balance sheet of the Company as of September 30, 1999, (the "UNAUDITED INTERIM BALANCE SHEET"), and the related unaudited income statement, statement of shareholder's equity and statement of cash flows of the Company for the ten months then ended.

               (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

        2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since September 30, 1999:

               (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the knowledge of the Company, no event has occurred that will or could reasonably be expected to result in a Company Material Adverse Effect;

               (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

               (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of its capital stock or other securities;

               (d) the Company has not sold, issued or authorized the issuance of (i) any shares of its capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options), (ii) any option or right to acquire any shares of its capital stock or any other security (except for Company Options described in Part 2.3(b) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

               (e) the Company has not amended or waived any of its rights under, or modified the vesting provisions under, (i) any provision of the Company Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

               (f) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

               (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

               (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since October 31, 1999, exceeds $50,000;

               (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

               (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

               (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

               (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices and Permitted Liens;

               (m) the Company has not (i) lent money to any Person (other than pursuant to routine advances for business expenses made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

               (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers, employees or consultants, or (iii) hired any new employee;

               (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

               (p) the Company has not made any Tax election;

               (q) the Company has not commenced or settled any Legal
Proceeding;

               (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

               (s) increase in the salary or other compensation payable or to become payable by the Company to any officers, directors, employees or advisors of the Company, except in the ordinary course of business consistent with past practice, or the declaration, payment, or commitment or obligation of any kind for the payment by the Company of a bonus or other additional salary or compensation to any such person except as otherwise contemplated by this Agreement, or other than as set forth in Section 2.16 below, the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

               (t) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company;

               (u) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(t)" above.

        2.6 TITLE TO ASSETS.

               (a) The Company owns, and has good and valid title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.7(b) and
2.9 of the Company Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6(a) of the Company Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for Permitted Liens.

               (b) Part 2.6(b) of the Company Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

        2.7 BANK ACCOUNTS; RECEIVABLES.

               (a) Part 2.7(a) of the Company Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

               (b) Part 2.7(b) of the Company Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of October 31, 1999. Except as set forth in Part 2.7(b) of the Company Disclosure Schedule, all existing accounts receivable of the Company (including the accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since October 31, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and
(ii) are current and, except to the extent of a reserve which the Company has established specifically for doubtful accounts receivable (which reserve is set forth on the Unaudited Interim Balance Sheet, is reasonable under the circumstances and is consistent with the Company's past practice) will be collected in full when due, without any counterclaim or set off.

        2.8 EQUIPMENT; LEASEHOLD.

               (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and constitute all of the material items of equipment and other tangible assets reasonably necessary for the conduct of the Company's business in the manner in which such business is currently being conducted.

               (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Company Disclosure Schedule.

        2.9 PROPRIETARY ASSETS.

               (a) Part 2.9(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Company Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company that are material to the Company's business. Part 2.9(a)(iii) of the Company Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Part 2.9(a)(iv) of the Company Disclosure Schedule identifies all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any person is authorized to use any Company Proprietary Assets (except for licenses of Company Proprietary Assets to customers under the Company's standard end-user license agreements, the forms of which have been provided to Parent and its legal counsel. Except as set forth in
Part 2.9(a)(v) of the Company Disclosure Schedule, the Company has good and valid title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Company Disclosure Schedule, free and clear of all liens and other Encumbrances other than Permitted Liens, and has a valid right to use all Proprietary Assets identified in Part 2.9(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.9(a)(vi) of the Company Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in
Part 2.9(a)(vii) of the Company Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

               (b) The Company has taken all reasonable steps to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Company Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10(a)(iv) of the Company Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, the source code, or any portion or aspect of the source code, of any Company Proprietary Asset.

               (c) None of the Company Proprietary Assets infringe or conflict with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time, including with respect to the Former Hardware Business (as defined in Section 2.10) infringed, misappropriated or made any unlawful use of, or received any written notice (including written notices in electronic form) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of the Company, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

               (d) Except as set forth in Part 2.9(d) of the Company Disclosure
Schedule: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any written claim (including written claims in electronic form) by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the knowledge of the Company, there is no basis for any such claim. The Company has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

               (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business is being conducted and as presently proposed to be conducted. Except as set forth in Part 2.9(e) of the Company Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

               (f) Except as set forth in Part 2.9(f) of the Company Disclosure Schedule, (i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Proprietary Information and Inventions Agreement previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Proprietary Information and Inventions Agreement previously delivered to Parent.

               (g) Each item of software and hardware that has been developed by or for the Company is Year 2000 Compliant and, to the knowledge of the Company, each other item of software and hardware that is owned or used by the Company is Year 2000 Compliant.

               (h) Each item of software that is or has been distributed by the Company for use of its customers in its current business has been licensed to customers pursuant to the Company's standard Software License Agreements or Professional Services Agreements which remain in full legal force and effect. Forms of these agreements have been provided to Parent's legal counsel.

        2.10 CONTRACTS.

               (a) Part 2.10(a) of the Company Disclosure Schedule identifies:

                    (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

                    (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                    (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

                    (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

                    (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

                    (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

                    (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                    (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                    (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                    (x) any Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices and is material to the Company;

                    (xi) any Company Contract that is material to the Company and that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company;

                    (xii) any other Company Contract that is material to the Company.

For purposes of this Section 2.10, "material" shall mean any Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or (B) the performance of services having a value in excess of $25,000 in the aggregate. Contracts in the respective categories described in clauses "(i)" through "(xii)" above are referred to in this Agreement as "Material Contracts."

               (b) The Company has delivered to Parent accurate and complete copies of all written Contracts identified in Part 2.10(a) of the Company Disclosure Schedule, including all amendments thereto. Part 2.10(a) of the Company Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Material Contract identified in Part 2.10(a) of the Company Disclosure Schedule is valid and in full force and effect and is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

               (c) Except as set forth in Part 2.10(c) of the Company Disclosure
Schedule:

                    (i) the Company has not violated or breached, in any material respect, or committed any material default under, any Material Contract and, to the knowledge of the Company, no other Person has violated or breached, in any material respect, or committed any material default under, any Material Contract;

                    (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a material violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any other material remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

                    (iii) the Company has not received any written notice (including written notices in electronic form) regarding any actual or possible violation or breach of, or default under, any Material Contract; and

                    (iv) the Company has not waived any of its material rights under any Material Contract.

               (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

               (e) Part 2.10(e) of the Company Disclosure Schedule separately identifies: (i) each Company Contract under which the Company is obligated to perform services, maintenance or support, or has warranty or indemnification obligations to customers of the Company's discontinued computer hardware line of business (the "FORMER HARDWARE BUSINESS"); and (ii) each other Contract relating to the Company's Former Hardware Business under which the Company has any liabilities (accrued, contingent or otherwise of any nature, either matured or unmatured) or owes obligations to any third party. The disclosure of Contracts pursuant to this Section 2.10(e) shall not limit the Company's obligation to provide disclosure under other relevant subsections of this Section 2.10.

               (f) The Material Contracts identified in Part 2.10(a) of the Company Disclosure Schedule collectively constitute all of the Contracts reasonably necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

        2.11 LIABILITIES. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for liabilities: (a) identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) incurred by the Company since October 31, 1999 in the ordinary course of business and consistent with the Company's past practices;
(c) under the Company Contracts identified in Part 2.10 of the Company Disclosure Schedule, to the extent the nature of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and
(d) identified in Part 2.11 of the Company Disclosure Schedule.

        2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to result in a Company Material Adverse Effect. Except as set forth in Part 2.12 of the Company Disclosure Schedule, the Company has not received any written notice (including written notices in electronic form) from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Company Disclosure
Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations reasonably necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times has been, in compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Company Disclosure Schedule, except where the failure to comply with such Governmental Authorizations has not had and could not reasonably be expected to result in a Company Material Adverse Effect. The Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        2.14 TAX MATTERS.

               (a) All Tax Returns required to be filed by or on behalf of the Company (taking into account extensions) with any Governmental Body prior to the Closing Date (the "COMPANY RETURNS") (i) have been filed or will be filed, and
(ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent accurate and complete copies of all Company Returns which have been requested by Parent. The Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of the Company with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company is contesting in good faith through appropriate proceedings. The Company has not been at any time a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired.

               (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from October 31, 1999 through the Closing Date and no liabilities for Taxes have been incurred (or prior to the Closing will be incurred) since such date other than in the ordinary course of business.

               (c) Except as set forth in Part 2.14 of the Company Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Company Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted that is still in effect (by the Company or any other Person), and no request for such extension or waiver from the Company is pending.

               (d) Except as set forth in Part 2.14 of the Company Disclosure Schedule, no claim or Legal Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

               (e) Except as set forth in Part 2.14 of the Company Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not liable for the Taxes of any other Person.

        2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

               (a) Part 2.15(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "PLANS") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("EMPLOYEE"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate.

               (b) Except as set forth in Part 2.15(a) of the Company Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the knowledge of the Company, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "PENSION PLAN").

               (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Company Disclosure Schedule (the "WELFARE PLANS"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

               (d) With respect to each Plan, the Company has delivered to
Parent:

                    (i) an accurate and complete copy of such Plan (including all amendments thereto);

                    (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

                    (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                    (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                    (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                    (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

               (a) The Company is not required to be, and, to the knowledge of the Company, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the knowledge of the Company, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in
Section 4201 of ERISA

(without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

               (b) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

               (c) Except as set forth in Part 2.15(g) of the Company Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

               (d) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, to the knowledge of the Company, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

               (e) To the knowledge of the Company, each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

               (f) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service or has time remaining in which to apply for such favorable determination within the remedial amendment period under Section 401(b) of the Code and the regulations thereunder, and the Company is not aware of any reason why any such determination letter should be revoked or denied.

               (g) Except as set forth in Part 2.15(k) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

               (h) Part 2.15(l) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

               (i) Part 2.15(m) of the Company Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

               (j) To the knowledge of the Company, the Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

               (k) Except as set forth in Part 2.15(o) of the Company Disclosure Schedule, to the knowledge of the Company, the Company has good labor relations and (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement could not reasonably be expected to result in a material adverse effect on the Company's labor relations, and (ii) none of the Company's employees intends to terminate his or her employment with the Company as a result of the Merger.

        2.16 ENVIRONMENTAL MATTERS. The Company is in compliance with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof, except where the failure to comply with such Environmental Laws has not had and could not reasonably be expected to result in a Company Material Adverse Effect. The Company has not received any written notice (including written notices in electronic form), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Company Disclosure Schedule. For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is regulated by any Environmental Law.

        2.17 INSURANCE. Part 2.17 of the Company Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Company Disclosure Schedule. Each of the insurance policies identified in
Part 2.17 of the Company Disclosure Schedule is in full force and effect. The Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or
(c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

        2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Company Disclosure Schedule, to the knowledge of the Company: (a) no Related Party has, and no Related Party has at any time had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time been, indebted to the Company; (c) no Related Party has entered into, or has had any direct or indirect financial interest in, any Material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). For purposes of this Agreement each of the following shall be deemed to be a "Related Party": (i) each of the Shareholders; (ii) each individual who is an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses (i) and (ii) above; and
(iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses (i), (ii) and (iii) above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

        2.19 LEGAL PROCEEDINGS; ORDERS.

               (a) Except as set forth in Part 2.19(a) of the Company Disclosure Schedule, there is no pending Legal Proceeding and, to the knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company, including assets owned or used by the Company in connection with the Former Hardware Business, or any Person whose liability the Company has retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, except as set forth in Part 2.19(a) of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

               (b) Except as set forth in Part 2.19(b) of the Company Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

               (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

        2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and, subject only to the approval by the Company's shareholders of this Agreement, the Merger and each Related Agreement to which the Company is a party, to perform its obligations under this Agreement and each Related Agreement to which the Company is a party and the transactions contemplated hereby and thereby; and the execution, delivery and, subject only to the approval by the Company's shareholders of this Agreement and the Merger, performance by the Company of this Agreement has been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the Related Agreements to which the Company is a party, when executed and delivered by the company, shall be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Company Disclosure Schedule and subject to the approval of this Agreement and the Merger by the Company's shareholders, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to herein or therein, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any currently effective resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

               (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject, other than such contravention, conflict, violation or right to exercise any remedy that could not be reasonably likely to result in a Company Material Adverse Effect;

               (c) give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement;

               (d) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company, other than any such contravention, conflict, violation or right to revoke, withdraw, suspend, cancel, terminate or modify any such Governmental Authorization which could not reasonably be expected to result in a Company Material Adverse Effect;

               (e) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or (iii) cancel, terminate or modify any such Material Contract; or

               (f) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens, pledges, hypothecations, charges, mortgage, and security interests that will not, individually or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Company Disclosure Schedule and except for (i) the filing of the Agreement of Merger with the California Secretary of State and appropriate documents in other states where the Company is qualified to do business, and (ii) obtaining the approval by the Company's shareholders of this Agreement and the Merger, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        2.22 BROKERS. The Company has not, nor have any of its directors, officers, securityholders or employees, employed any broker or finder (other than Broadview International LLC) or incurred any liability (other than to Broadview International LLC) for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby. The Company has previously furnished to Parent a complete and correct copy of all agreements between the Company and Broadview International LLC pursuant to which such firm would be entitled to any payment relating to the transactions contemplated by this Agreement (collectively, the "BROADVIEW EXPENSES").

        2.23 COMPLIANCE WITH THE HART-SCOTT-RODINO ACT. The Company's total assets and annual net sales do not exceed $10,000,000 within the meaning of, and calculated in accordance with, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Section 7A(a)(3) of the Clayton Act, 15 U.S.C. Section 18A, and the regulations promulgated thereunder.

        2.24 PERMIT APPLICATION; INFORMATION STATEMENT. The information supplied by the Company for inclusion in the application for issuance of a permit pursuant to Section 25121 of the California Securities Law pursuant to which the shares of Parent Common Stock to be issued in the Merger and the options and warrants to be assumed in the Merger will be qualified under the California Securities Law (the "PERMIT APPLICATION") shall not at the time the fairness hearing is held pursuant to Section 25142 of the California Securities Law and the time the qualification of such securities is effective under Section 25122 of the California Securities Law contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by the Company for inclusion in the information statement to be sent to the shareholders of the Company in connection with the meeting of the Company's shareholders to consider the Merger (the "COMPANY SHAREHOLDERS Meeting") (such information statement as amended or supplemented is referred to herein as the "INFORMATION STATEMENT") shall not, on the date the Information Statement is first mailed to the Company's shareholders, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. Notwithstanding the foregoing, Company makes no representation, warranty or covenant with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

        2.25 AFFILIATE AND VOTING AGREEMENTS. All of the persons and/or entities deemed "AFFILIATES" of the Company within the meaning of Rule 145 promulgated under the Securities Act have agreed in writing to vote for approval of the Merger pursuant to shareholder agreements attached hereto as Exhibit C-2 ("AFFILIATE AGREEMENTS"), and pursuant to Voting Agreements attached hereto as Exhibit F-2 ("VOTING AGREEMENTS"). Pursuant to the Affiliate Agreements, all of the Company's Affiliates have also agreed not to sell shares of Parent Common Stock, or take other actions as set forth therein during the 180 day period following the effectiveness of Parent's registration statement on Form S-1 declared effective by the Securities and Exchange Commission on July 29, 1999. The Company shall use its best efforts to obtain such a written agreement from any other person as soon as practicable after the date on which such person attains such status as an Affiliate of the Company. In addition, upon the execution of the Affiliate Agreement by the persons listed on Exhibit C-1, the Third Amended and Restated Investors' Rights Agreement dated as of August 5, 1998 between the Company and certain investors of the Company, the Amended and Restated Voting Agreement dated as of August 5, 1998 between the Company and certain investors of the Company, the Amended and Restated Co-Sale Agreement dated as of August 5, 1998 between the Company and certain investors of the Company, and the Investment Agreement dated August 20, 1996 between the Company and New York Life Insurance Company (collectively, the "PRIOR RIGHTS AGREEMENTS") will be amended to provide that the Prior Rights Agreements, and the rights and obligations of the Company and the investors of the Company that are parties to the Prior Rights Agreements, will terminate immediately prior to the Effective Time and will thereafter have no further force or effect.

        2.26 VOTE REQUIRED. The affirmative vote of the holders of a majority of the shares of Company Stock outstanding on the record date set for the Company Shareholders Meeting plus the affirmative vote of two-thirds of the shares of the Company Preferred Stock outstanding on the record date set for the Company Shareholders Meeting are the only votes of the holders of any of the Company's Stock necessary to approve this Agreement and the transactions contemplated hereby (except for the conversion of the Company Preferred Stock into Company Common Stock which may require the affirmative vote of two-thirds of the shares of each class of Company Preferred Stock, voting separately).

        2.27 BOARD APPROVAL. The Board of Directors of the Company has unanimously (i) approved this Agreement and the Merger, (ii) determined that the Merger is in the best interests of the shareholders of the Company and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of the Company approve this Agreement and the Merger.

        2.28 CUSTOMERS AND SUPPLIERS. As of the date hereof, no customer which individually accounted for more than 5% of the Company's gross revenues during the 12-month period preceding the date hereof, and no supplier of Target, has cancelled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has at any time on or after October 31, 1999 decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. From and after the date hereof, no customer which individually accounted for more than 5% of Target's gross revenues during the 12 month period preceding the Closing Date, has cancelled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate, for any reason, including without limitation the consummation of the transactions contemplated hereby, its relationship with Target, and to Target's knowledge, no such customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its usage of the services or products of Target. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

        2.29 [INTENTIONALLY LEFT BLANK].

        2.30 NO COMMITMENTS REGARDING FUTURE PRODUCTS. The Company has made no sales to customers that are contingent upon providing future enhancements of existing products, to add features not presently available on existing products or to otherwise enhance the performance of its existing products (other than beta or similar arrangements pursuant to which the Company's customers from time to time test or evaluate products). The products the Company has delivered to customers substantially comply with published specifications for such products and the Company has not received material complaints from customers about its products that remain unresolved. Part 2.32 of the Company Disclosure Schedule accurately sets forth a complete list of products in development (exclusive of mere enhancements to and additional features for existing products).

        2.31 FULL DISCLOSURE.

               (a) This Agreement (including the Company Disclosure Schedule) does not, and the Officer's Closing Certificate will not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

               (b) In the event that information regarding the Merger is prepared by the Company and distributed to its shareholders, such information will not contain any statement that is inaccurate or misleading with respect to any material fact.

3. [INTENTIONALLY LEFT BLANK].

4. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.

        Parent and Merger Sub jointly and severally represent and warrant to the Company and the Shareholders as follows:

        4.1 ORGANIZATION; GOOD STANDING; QUALIFICATION AND POWER. Each of Parent and Merger Sub (i) is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and (ii) has all requisite corporate power and corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, to enter into this Agreement and each Related Agreement to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby or thereby. Parent has delivered to the Company true and correct copies of Parent's Certificate of Incorporation and Bylaws and Merger Sub's Articles of Incorporation and Bylaws, each as amended to date. Neither Parent nor any of its subsidiaries is in violation of any material provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents.

        4.2 PARENT CAPITALIZATION. The authorized capital stock of Parent consists of 75,000,000 shares of Common Stock, $.001 par value per share, of which 24,760,620 shares were issued and outstanding as of the close of business on October 31, 1999, and 5,000,000 shares of Preferred Stock, $.001 par value per share, of which no shares were issued and outstanding as of the close of business on October 31, 1999. As of the close of business on October 31, 1999, Parent had reserved (a) 6,630,000 shares of Common Stock for issuance to employees and independent contractors pursuant to Parent's 1996 Stock Option Plan (the "PARENT EMPLOYEE STOCK OPTION PLAN"), of which, as of October 31, 1999, 4,073,942 shares had been issued pursuant to option exercises and 1,939,774 shares were subject to outstanding, unexercised options (b) 250,000 shares of Common Stock for issuance to directors pursuant to

Parent's 1999 Directors' Stock Option Plan (the "PARENT DIRECTORS STOCK OPTION PLAN"), of which, as of October 31, 1999, no shares had been issued pursuant to option exercises and 50,000 shares were subject to outstanding, unexercised options and (c) options to purchase 560,267 shares were outstanding under the Marketwave stock plan assumed by Parent. As of October 31, 1999, 20,000 shares of Common Stock were issuable pursuant to an outstanding warrant. There are no other outstanding shares of capital stock or voting securities of Parent other than shares of Parent Common Stock issued after the date of this Agreement upon the exercise of options issued under the Parent Employee Stock Option Plan or the Parent Directors Stock Option Plan. Other than as contemplated under this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent or Merger Sub is a party or by which either of them is bound obligating Parent or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or Merger Sub or obligating Parent or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

        4.3 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

               (a) The execution and delivery of this Agreement and the Related Agreements do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Parent or the Articles of Incorporation of Bylaws of Merger Sub, as amended, or (ii) any material mortgage, indenture, lease, contract or other material agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their properties or assets.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body, is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the transactions contemplated hereby, except for (i) the filing of appropriate merger documents as required by California law, (ii) the filing of a Form 8-K with the SEC and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country and (iv) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Parent Common Stock to be issued to the Shareholders in connection with the Merger and upon exercise of the options under the Company Stock Option Plan assumed by Parent, and (vi) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Parent Material Adverse Effect and would not prevent, materially alter or materially delay any the transactions contemplated by this Agreement.

        4.4 SEC FILINGS; FINANCIAL STATEMENTS.

               (a) Parent has made available to the Company accurate and complete copies of each report, registration statement (on a form other than Form S-8 or 8-A) and definitive proxy statement filed by Parent with the SEC between May 1, 1999 and the date of this Agreement, which are all the documents (other than preliminary material) that Parent was required to file (or otherwise did file) with the SEC in accordance with Section 6(a) of the Securities Act or Sections 13, 14 and 15(d) of the Exchange Act since May 1, 1999 (collectively, the "PARENT'S SEC DOCUMENTS"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent's SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC thereunder; and (ii) none of the Parent's SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The financial statements (including the notes thereto) contained in the Parent's SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
(ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude; and (iii) fairly present in all material respects the financial position of Parent as of the respective dates thereof and the results of operations, shareholders' equity and cash flows of Parent for the periods covered thereby. There has been no material change in Parent's accounting policies except as described in the notes to the financial statements included as part of Parent's final Prospectus dated July 30, 1999.

        4.5 ABSENCE OF UNDISCLOSED LIABILITIES. Parent has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet included in Parent's Quarterly Report on Form 10-Q heretofore provided to the Company for the period ended September 30, 1999 (the "PARENT BALANCE SHEET"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Parent Balance Sheet under United States generally accepted accounting principles, and (iii) those incurred in the ordinary course of business since the Parent Balance Sheet Date and consistent with past practice.

        4.6 ABSENCE OF CERTAIN CHANGES. Since September 30, 1999 (the "PARENT BALANCE SHEET DATE"), Parent has conducted its business in the ordinary course in a manner consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Parent Material Adverse Effect; (ii) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Parent, or any direct or indirect redemption, purchase or other acquisition by Parent of any of its shares of capital stock; (iii) any material amendment or change to Parent's Certificate of Incorporation or Bylaws; or (iv) any negotiation or agreement by Parent to do any of the things described in the preceding clauses (i) through (iii) (other than negotiations with the Company and its representatives regarding the transactions contemplated by this Agreement).

        4.7 LITIGATION. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect. There is no judgment, decree or order against Parent or any of its subsidiaries or, to the knowledge of Parent or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could reasonably be expected to prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Parent Material Adverse Effect.

        4.8 GOVERNMENTAL AUTHORIZATION. Each of Parent and its subsidiaries has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Body that is required for the operation of Parent's or any of its subsidiaries' business ("PARENT AUTHORIZATIONS"), and all of such Parent Authorizations are in full force and effect, except where the failure to obtain or have any of such Parent Authorizations could not reasonably be expected to have a Parent Material Adverse Effect.

        4.9 COMPLIANCE WITH LAWS. Each of Parent and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not reasonably be expected to have a Parent Material Adverse Effect.

        4.10 ACCOUNTING AND TAX MATTERS. Parent is not aware of any agreement, plan or other circumstance that would prevent the Merger from constituting a reorganization under Section 368(a) of the Code.

        4.11 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the right, power and authority to perform their obligations under this Agreement and the Related Agreements to which Parent or Merger Sub, as applicable, is a party and the transactions contemplated hereby and thereby; and the execution, delivery and performance by each of Parent and Merger Sub of this Agreement, the Related Agreements to which it is a party and the transactions contemplated hereby and thereby (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, their respective boards of directors and the shareholder of Merger Sub. No vote of Parent's Shareholders is required to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, and the Related Agreements to which they are a party, when executed and delivered by Parent and Merger Sub, as applicable, shall be legal, valid and binding obligations of Parent and Merger Sub, as applicable, enforceable against them in accordance with their respective terms, in each case subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        4.12 VALID ISSUANCE. The Merger Shares will, when issued in accordance with the provisions of this Agreement and the Agreement of Merger, be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and Encumbrances. Parent owns all the outstanding shares of capital stock of Merger Sub and all of such shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or Encumbrances.

        4.13 PERMIT APPLICATION; INFORMATION STATEMENT. The information supplied by Parent or Merger Sub for inclusion in the Permit Application shall not at the time the fairness hearing is held pursuant to Section 25142 of the California Securities Law and the time the qualification of such securities is effective under Section 25122 of the California Securities Law contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by Parent or Merger Sub for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Company's shareholders, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading. Notwithstanding the foregoing, neither Parent nor Merger Sub makes any representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

5. CERTAIN COVENANTS OF THE COMPANY.

        5.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time or the earlier termination of this Agreement pursuant to Section 9.1 (the "PRE-CLOSING PERIOD"), the Company shall, and shall cause its Representatives to, (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

        5.2 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period, without the prior written consent of Parent:

               (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

               (b) the Company shall use all commercially reasonable efforts to preserve intact its current business organization, including paying all debts and obligations when due, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

               (c) the Company shall use all commercially reasonable efforts to keep in full force all insurance policies identified in Part 2.17 of the Company Disclosure Schedule;

               (d) the Company shall cause its officers to respond to reasonable requests from Parent and Parent's Representatives for information concerning the status of the Company's business;

               (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

               (f) the Company shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company shall be permitted (x) to grant stock options to employees in accordance with its past practices, (y) to issue Company Common Stock to employees upon the exercise of outstanding Company Options, and (z) to issue shares of Company Common Stock upon the conversion of shares of Company Preferred Stock);

               (g) the Company shall not amend or waive any of its rights under, or modify the vesting provisions under, (i) any provision of the Company Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any provision of any restricted stock purchase agreement;

               (h) neither the Company nor any of the Shareholders shall amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of Company Common Stock upon the conversion of shares of Company Preferred Stock);

               (i) the Company shall not form any subsidiary or acquire any equity interest or other interest in any other Entity;

               (j) the Company shall not amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

               (k) the Company shall not (i) acquire, lease or license any right or other asset from any other Person other than in the ordinary course of business consistent with past practice, or (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person other than in the ordinary course of business consistent with past practice;

               (l) the Company shall not (i) lend money to any Person (except that the Company may make routine advances for business expenses to employees in the ordinary course of business, consistent with past practice and may, consistent with its past practices, allow employees to acquire Company Common Stock in exchange for promissory notes upon exercise of Company Options), or
(ii) incur or guarantee any indebtedness for borrowed money, including drawing additional indebtedness under existing credit facilities, terms loans or equipment lines;

               (m) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan (other than such amendments as may be required to comply with applicable law and as to which Parent is notified in writing), (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in the ordinary course of business consistent with past practice, or (iii) hire any new employee whose aggregate annual compensation is expected to exceed $75,000;

               (n) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

               (o) the Company shall not make any Tax election; provided that Parent shall not unreasonably withhold its consent for any tax election the Company may propose to make;

               (p) the Company shall not commence or settle any material Legal Proceeding; provided that Parent shall not unreasonably withhold its consent to the commencement or settlement of any such legal proceeding; and

               (q) the Company shall not agree or commit to take any of the actions described in clauses (e) through (p) above and, to the extent not already addressed in this Section 5.3, shall not agree or consent to take any of the actions described in clauses (a) through (t) of Section 2.5.

        5.3 NOTIFICATION; UPDATES TO THE COMPANY DISCLOSURE SCHEDULE.

               (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

                    (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or any of the Shareholders in this Agreement;

                    (ii) the discovery by the Company of any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or any of the Shareholders in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                    (iii) the discovery by the Company of any breach of any covenant or obligation of the Company or, to the best knowledge of the Company, any of the Shareholders; and

                    (iv) the discovery by the Company of any event, condition, fact or circumstance that would make the satisfaction of any of the conditions set forth in Section 7 or Section 8 on or prior to the Closing Date impossible or unlikely (a notice under this Section 5.3(a)(iv) is hereinafter referred to as a "NOTICE OF BREACH").

               (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 5.3(a) requires any change in the Company Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change. Except for updates to the Company Disclosure Schedule that arise out of facts and circumstances arising after the date hereof, which, as of the date hereof, could not reasonably have been expected by the Company or the Company Executives to arise and which updates could not reasonably be expected individually or in the aggregate to result in a Company Material Adverse Effect (a "PERMITTED UPDATE"), no such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of determining (i) the accuracy of any of the representations and warranties made by the Company or any of the Shareholders in this Agreement and (ii) whether any of the conditions set forth in Section 7 has been satisfied.

        5.4 NON-SOLICITATION. The Company and the Company's Representatives shall not, directly or indirectly (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent or a wholly-owned subsidiary of Parent) relating to a possible Acquisition Transaction; (b) participate in any discussions or negotiations or enter into any agreement with, or provide any information to, any Person (other than Parent or a wholly-owned subsidiary of Parent) relating to or in connection with a possible Acquisition Transaction; (c) consider, entertain or accept any proposal or offer from any Person (other than Parent or a wholly-owned subsidiary of Parent) relating to a possible Acquisition Transaction; or (d) allow or otherwise authorize any of its Representatives to take any of the actions described in clauses (a) through (c) above. The Company will promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or any of the Company's Representatives and will keep Parent fully informed of the status and details of any such inquiry, proposal or offer. "ACQUISITION TRANSACTION" shall mean any transaction involving: (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;
(b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company upon exercise of stock options or otherwise in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

6. ADDITIONAL COVENANTS OF THE PARTIES.

        6.1 FILINGS AND CONSENTS. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall (upon request) promptly deliver to the other party a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period.

        6.2 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, but subject to applicable legal and regulatory obligations, neither Parent nor the Company shall permit any of their respective Representatives to, issue any press release or make any public statement regarding this Agreement, the Merger or any of the other transactions contemplated by this Agreement, without the prior written consent of Parent, with respect to disclosures by the Company or any Shareholder or their respective Representative, and the Company, with respect to disclosures by Parent (which consents shall not be unreasonably withheld or delayed).

        6.3 AFFILIATE AGREEMENTS. The Company shall use all commercially reasonable efforts to cause each other Person identified on Exhibit C-1 (and any other Person that could reasonably be deemed to be an "affiliate" of the Company within the meaning of Rule 145 promulgated under the Securities Act), to execute and deliver to Parent, as promptly as practicable after the execution of this Agreement, an Affiliate Agreement in the form of Exhibit C-2.

        6.4 COMMERCIALLY REASONABLE EFFORTS. During the Pre-Closing Period, (a) the Company and the Shareholders shall use all commercially reasonable efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use all commercially reasonable efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis.

        6.5 NONCOMPETITION AGREEMENTS. At or prior to the Closing, the Company shall use all commercially reasonable efforts to cause each of the individuals identified on Exhibit D-1 to execute and deliver to the Company and Parent a Noncompetition Agreement in the form of Exhibit D-2.

        6.6 FIRPTA MATTERS. The Company shall, prior to the Closing Date, provide Parent with a properly executed Foreign Investment and Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, which shall state that shares of capital stock of the Company do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Acquiror's obligations under Treasury Regulation Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, the Company shall have provided to Acquiror, as agent for the Company, a form of notice to the Internal Revenue Service in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2) along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company upon the Closing of the Merger.

        6.7 ADVICE OF CHANGES. Parent will promptly advise the Company in writing of (a) any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Parent or Merger Sub contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect and (ii) any Material Adverse Change in Parent's business or financial condition, taken as a whole.

        6.8 REORGANIZATION TREATMENT. Neither Parent nor the Company shall take any action (either before or after the Closing) that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Parent shall, and shall use its reasonable best efforts to cause the Surviving Corporation to, report to the extent required by the Code or the regulations thereunder, the Merger for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

        6.9 CERTAIN EMPLOYEE BENEFITS MATTERS. Employees of the Company at the Effective Time will be provided with welfare benefits by the Surviving Corporation, Parent or one of its subsidiaries which welfare benefits shall be substantially similar to such welfare benefits provided to similarly situated employees of Parent immediately prior to the Closing. If any employee of the Company becomes a participant in any employee benefit plan, program, policy or arrangement of Parent or one of its subsidiaries, such employee shall, to the extent permitted by such plan, program, policy or arrangement, be given credit for all service with the Company prior to the Effective Time for purposes of vesting eligibility and benefit accrual purposes. No later than the expiration of the Lock-up Period (as defined in Section 11.1(g) below), Parent shall file a Registration Statement on Form S-8 with respect to the options held by former employees of the Company. Effective at the Effective Time, Parent shall grant an aggregate of 300,000 options to purchase shares of its Common Stock to the former employees of the Company identified by Parent, on such terms and conditions as generally applicable to stock options granted to Parent's other employees similarly situated, with an exercise price at fair market value as determined under Parent's stock option plan then in effect.

        6.10 SECTION 16 MATTERS. The Board of Directors of Parent shall, to the extent permitted by applicable law, take or cause to be taken all actions necessary to obtain approval in the form required by Rule 16b-3 of the Exchange Act so that, with respect to persons who will or may become officers or directors of Parent, the transactions relating to the Merger that may be considered acquisitions under such Rule for such persons will be exempt from
Section 16(b) of the Exchange Act.

        6.11 SHAREHOLDER APPROVAL.

               (a) INFORMATION STATEMENT. As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare, and Parent shall file with the Commissioner, the Permit Application and a request for the Hearing to be held by the Commissioner to consider the terms, conditions and fairness of the transactions contemplated by this Agreement pursuant to Section 25142 of the California Securities Law. As soon as permitted by the Commissioner, the Company shall mail the hearing notice prescribed by the Commissioner to all shareholders of the Company entitled to receive such notice under California law. The Company and Parent will notify each other promptly of the receipt of any comments from the Commissioner or its staff and of any request by the Commissioner or its staff or any other government officials for amendments or supplements to any of the documents filed therewith or any other filing or for additional information and will supply each other with copies of all correspondence between such party or any of its representatives, on the one hand, and the Commissioner, or its staff or any other government officials, on the other hand, with respect to the filing. The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the holders of the capital stock of the Company in the Merger. The Company and Parent shall each use its best efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements.

               (b) Each of Parent and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise Parent, and Parent will promptly advise the Company, in writing if at any time prior to the Effective Time either the Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Permit Application or Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

               (c) The Information Statement shall contain the unanimous recommendation of the Board of Directors of the Company that the Company shareholders approve the Merger and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of the Company. Anything to the contrary contained herein notwithstanding, the Company shall not include in the Information Statement any information with respect to Parent or its affiliates or associates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

               (d) In the event that the outcome of the Hearing is not successful, Parent shall use commercially reasonable efforts to prepare and file, as promptly as practicable, and, in any event, within 45 days following such determination, a registration statement with the Securities and Exchange Commission (the "SEC") covering the issuance of shares of Parent Common Stock issued in connection with the Merger, and Parent shall use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable after filing.

        6.12 COMPANY SHAREHOLDERS MEETING. As promptly as practicable after the date hereof, the Company shall take all action necessary in accordance with California law and its Articles of Incorporation and Bylaws to convene the Company Shareholders Meeting for the purposes of voting upon the adoption of this Agreement, the agreement of merger and the transactions contemplated hereby and thereby. The Company shall consult with Parent regarding the date of the Company Shareholders Meeting and shall not postpone or adjourn (other than for the absence of a quorum) the Company Shareholders Meeting without the consent of Parent. The Company shall use its best efforts to solicit from the shareholders of the Company proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of shareholders required under California law and its Articles of Incorporation and Bylaws to effect the Merger.

        6.13 LINE OF CREDIT. At the Company's request, as soon as practicable after the date hereof and prior to the Closing, Parent and the Company shall negotiate in good faith to enter into a Loan Agreement, in the form of a line of credit, pursuant to which Parent shall lend to the Company up to $500,000. Draws under this line of credit shall be made at Parent's sole discretion. The indebtedness outstanding under this line of credit shall be secured and senior to all other outstanding indebtedness of the Company except for its current indebtedness to Greyrock or Meier Mitchell (but senior to any additional indebtedness to such entities).

7. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality qualifications contained or incorporated directly or indirectly in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any update to the Company Disclosure Schedule other than Permitted Updates, and without giving effect to any materiality qualifications contained or incorporated, directly or indirectly, in such representations and warranties).

        7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing Date shall have been complied with and performed in all material respects.

        7.3 DISSENTERS' RIGHTS; CONVERSION OF PREFERRED. No more than 10% of the shares of Company Stock outstanding immediately prior to the Merger shall have perfected their Dissenters' Rights under applicable law at the Effective Time of the Merger; and the Company Preferred Stock shall have converted into shares of the Company Common Stock, effective immediately prior to the Merger.

        7.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including those Consents identified in Part 2.21 of the Company Disclosure Schedule as conditions to Closing and those set forth in Section 4.3) shall have been obtained and shall be in full force and effect.

        7.5 AGREEMENTS AND DOCUMENTS. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

               (a) Affiliate Agreements substantially in the form of Exhibit C-2 (each, an "AFFILIATE AGREEMENT"), executed by the Persons identified on Exhibit C-1;

               (b) Noncompetition Agreements substantially in the form of Exhibit D-2 (each a "NONCOMPETITION AGREEMENT") with a term of at least one year from the Effective Time, executed by the individuals identified on Exhibit D-1;

               (c) Voting Agreements substantially in the form of Exhibit F-2 (the "VOTING AGREEMENTS") executed by the individuals identified on Exhibit F-1;

               (d) Proprietary information and inventions agreements, reasonably satisfactory in form and content to Parent, executed by all employees and former employees of the Company and by all consultants and independent contractors and former consultants and former independent contractors to the Company who have not already signed such agreements (including the individuals identified in Part 2.9(f) of the Company Disclosure Schedule);

               (e) a legal opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Company, dated as of the Closing Date, substantially in the form of Exhibit G;

               (f) a certificate executed by the President and Chief Executive Officer of the Company that each of the representations and warranties set forth in Section 2 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Section 7 have been duly satisfied in all material respects (the "COMPANY OFFICER'S CLOSING CERTIFICATE");

               (g) A true, correct and complete schedule (the "SCHEDULES OF EXPENSES") of all Company Expenses paid or incurred by or on behalf of the Company or the Shareholders through the Closing Date, accompanied by a certificate signed by the President and Chief Financial Officer of the Company certifying the accuracy and completeness thereof, shall have been delivered by the Company.

               (h) written resignations of all officers and directors of the Company, effective as of the Effective Time;

               (i) the Escrow Agreement substantially in the form of Exhibit B (the "ESCROW AGREEMENT") executed by the Shareholders' Agent.

        7.6 EXEMPTION FROM APPLICABLE SECURITIES LAWS. The issuance of shares of Parent Common Stock and the other transactions contemplated by this Agreement in the Merger shall be exempt from applicable state and federal securities laws.

        7.7 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        7.8 NO LEGAL PROCEEDINGS. No Person shall have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

        7.9 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects since the date of this Agreement (it being understood that none of the following shall be deemed, in and of itself, to constitute a material adverse change in the business, condition, assets, liabilities, operations, financial or prospects performance of the Company since the date of this Agreement: (a) a change that results from conditions affecting the U.S. economy or the world economy, (b) a change that results from conditions affecting the Internet or the e-commerce industry so long as such conditions do not affect the Company in a disproportionate manner as compared with companies of a similar size, (c) a change that results from the announcement or pendency of the Merger or the transactions contemplated hereby and (d) a change that results from the taking of any action required by this Agreement).

        7.10 TERMINATION OF 401(k) PLAN. The Company's Board of Directors shall have resolved to terminate the Company's 401(k) Plan as of a date prior to the Effective Time and such plan shall have been terminated as of a date prior to the Effective Time.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY.

        The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

        8.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement shall have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and shall be accurate in all material respects as of the Closing Date as if made at the Closing Date (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

        8.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing Date shall have been complied with and performed in all respects.

        8.3 DOCUMENTS. The Company shall have received the following documents:

               (a) the Escrow Agreement executed by Parent and the Escrow Agent;

               (b) a certificate executed by the President and Chief Executive Officer of Parent that each of the representations and warranties set forth in
Section 4 is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Section 8 have been duly satisfied in all material respects (the "PARENT OFFICER'S CLOSING CERTIFICATE"); and

               (c) a legal opinion of Venture Law Group, counsel to Parent and Merger Sub, dated as of the Closing Date, substantially in the form of Exhibit I.

        8.4 LISTING. The Merger Shares shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

        8.5 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        8.6 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in Parent's business, condition, assets, liabilities, operations, financial performance or prospects since the date of this Agreement (it being understood that none of the following shall be deemed, in and of itself, to constitute a material adverse change in the business, condition, assets, liabilities, operations or financial performance of Parent since the date of this Agreement: (a) a change in the market price or trading volume of Parent's Common Stock, (b) a failure by Parent to meet any securities analyst estimates of Parent's financial results for any period (c) a change that results from conditions affecting the U.S. economy or the world economy, (d) a change that results from conditions affecting the Internet or the e-commerce industry so long as such conditions do not affect Parent in a disproportionate manner as compared with companies of a similar size, (e) a change that results from the announcement or pendency of the Merger or the transactions contemplated hereby and (f) a change that results from the taking of any action required by this Agreement).

        8.7 TAX OPINION. The Company shall have received a written opinion of the Company's legal counsel in form and substance reasonably satisfactory to it and dated on or about the Closing Date to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and such opinion shall not have been withdrawn. In rendering such opinion, counsel shall be entitled to rely upon, among other things, reasonable assumptions as well as customary representations of Parent and the Company.

9. TERMINATION.

        9.1 TERMINATION. This Agreement may be terminated, and the Merger abandoned, notwithstanding the approval by Parent, Merger Sub and the Company of this Agreement, at any time prior to the Effective Time, by:

               (a) the mutual consent of Parent, Merger Sub and the Company; or

               (b) Parent and Merger Sub if the conditions set forth in Section 7 hereof shall not have been satisfied by January 24, 1999, except if such conditions have not been satisfied solely as a result of the action or inaction of Parent or Merger Sub, or such earlier date upon which Parent receives a Notice of Breach from the Company; or

               (c) the Company if the conditions set forth in Section 8 hereof shall not have been satisfied by January 24, 1999, except if such conditions have not been satisfied solely as a result of the action or inaction of the Company; or

               (d) Parent and Merger Sub or the Company if, without fault of the terminating party, there shall be any applicable federal or state law that makes consummation of the Merger illegal or otherwise prohibited or if any court of competent jurisdiction or Governmental Body shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable.

Any termination pursuant to this Section 9.1 (other than a termination pursuant to Section 9.1(a) hereof) shall be effected by written notice from the party or parties so terminating to the other parties hereto.

        9.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except for this Section 9.2 and Section 11, each of which shall survive the termination of this Agreement; provided, however, that the liability of any party for any breach by such party of the representations, warranties, covenants or agreements of such party set forth in this Agreement occurring prior to the termination of this Agreement shall survive the termination of this Agreement.

10. INDEMNIFICATION, ETC.

        10.1 SURVIVAL OF REPRESENTATIONS, ETC.

               (a) The representations and warranties made by the Company set forth in Section 2 shall survive the Closing and shall expire on the first anniversary of the Closing Date (the "TERMINATION DATE"); provided, however, that if, at any time prior to the Termination Date, any Indemnitee (acting in good faith) delivers to the Shareholders' Agent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company and the Company Executives set forth in Section 2 (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 10.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Termination Date until such time as such claim is fully and finally resolved. All representations and warranties made by Parent shall terminate and expire as of the Closing Date, and any liability of Parent with respect to such representations and warranties shall thereupon cease.

               (b) The representations, warranties, covenants and obligations of Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

               (c) For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in this Agreement.

        10.2 INDEMNIFICATION.

               (a) Indemnification by Company Indemnitors. From and after the Closing Date (but subject to Section 10.1(a)), the Shareholders (the "INDEMNITORS"), on a ratable basis, shall hold harmless and indemnify each of the Indemnitees from and against, and the Holdback Shares shall be available to compensate and reimburse each of the Indemnitees for, any Damages that are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and that arise from or as a result of, or are directly or indirectly connected with: (i) any breach of any representation or warranty set forth in Section 2 (without giving effect to any "Company Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty), or (ii) any Legal Proceeding relating to any breach of the type referred to in clause (i) above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 10).

               (b) Deductible. The Indemnitors shall not be required to make any indemnification payment pursuant to Section 10.2(a) for any inaccuracy in or breach of any representation and warranty set forth in Section 2 until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $250,000 in the aggregate. (If the total amount of such Damages exceeds $250,000, then the Indemnitees shall be entitled to be indemnified against and compensated and reimbursed for the entire amount of such Damages up to a maximum of the full amount of the Holdback Shares.)

               (c) Limitation Due to Post-Closing Actions. None of the Indemnitors shall have any liability for Damages which arise solely as a result of (i) actions taken by or on behalf of, or omissions of, Parent or the Surviving Corporation after the Closing; (ii) changes in accounting methods or policies of the Surviving Corporation after the Closing; or (iii) the passing of, or any change in, after the Closing, any law or administrative practice of any Governmental Body in any such case not actually in force as of the date of this Agreement (even if retroactive in effect), including any increase in the tax rates in effect on the date of this Agreement or the imposition of any Tax not in effect on the date of this Agreement.

        10.3 EXCLUSIVE REMEDY. With the exception of claims based upon fraud, from and after the Closing, recourse of the Indemnitees to the Holdback Shares pursuant to this Agreement and the Escrow Agreement shall be the sole and exclusive remedy of the Indemnitees for monetary damages for any inaccuracy in or breach of any representation or, warranty contained in Section 2 of this Agreement or any Legal Proceeding related thereto. Any distribution of Holdback Shares to satisfy a claim hereunder shall be done so as to reduce the Escrow Account. Any Holdback Shares remaining upon termination of the Escrow Account shall be distributed to the Shareholders in accordance with the Escrow Agreement.

        10.4 NO CONTRIBUTION. No Indemnitors shall have any right of contribution, right of indemnity or other right or remedy against the Company in connection with any indemnification obligation or any other liability to which she, he or it may become subject under or in connection with this Agreement.

        10.5 DEFENSE OF THIRD PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Company, Parent or against any other Person) with respect to which any of the Indemnitors may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 10, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

               (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding by counsel reasonably satisfactory to the Shareholders' Agent shall be borne and paid exclusively from the Holdback Shares;

               (b) each Indemnitor shall make available to Parent any documents and materials in his, her or its possession or control that reasonably may be necessary to the defense of such claim or Legal Proceeding; and

               (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the written consent of the Shareholders' Agent (as defined in Section 11.2); provided, however, that such consent shall not be unreasonably withheld.

Parent shall give the Shareholders' Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Company; provided, however, that any failure on the part of Parent to so notify the Shareholders' Agent shall not limit any of the obligations of the Indemnitors under this Section 10 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). Parent shall conduct the defense of such claim or Legal Proceeding diligently and in good faith using all reasonable means and defenses available to it or to the Company. The Shareholders' Agent shall have the right, if it so notifies Parent with reasonable promptness after receipt of Parent's claim notice, to assist at its own expense and with counsel of its choice in the defense of such claim or Legal Proceeding by Parent (or in the case of a claim or Legal Proceeding against the Company, by the Company). In such event, Parent shall afford the Shareholders' Agent and its counsel a reasonable opportunity to comment and the right to object (which right shall not be unreasonably exercised) with respect to the conduct of the defense of such claim or Legal Proceeding. Parent shall keep the Shareholders' Agent reasonably informed of the progress of any claim or Legal Proceeding and its defense, and shall with reasonable promptness provide the Shareholders' Agent with copies of all material notices, written communications and filings (including court papers) made by or on behalf of any of the parties to the underlying claim or Legal Proceeding. If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the Shareholders' Agent may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent; provided, however, that the Shareholders' Agent may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of the Parent (which consent may not be unreasonably withheld).

11. MISCELLANEOUS PROVISIONS.

        11.1 RESTRICTIONS ON TRANSFER.

               (a) The shares of Parent Common Stock to be issued to each Shareholder at the Effective Time pursuant to Section 1 of this Agreement and any shares of capital stock or other securities received with respect thereto, including options or warrants to purchase any shares of Parent Common Stock or any securities convertible into or exercisable for shares of Parent Common Stock may contain any legend required by applicable law. Each Shareholder shall observe and comply with the Securities Act and the rules and regulations promulgated by the SEC thereunder as now in effect or hereafter enacted or promulgated, and as from time to time amended, in connection with any sale, contract for sale, transfer, assignment, loan, pledge, encumbrance, granting of any rights with respect to, or otherwise disposing of (each, a "TRANSFER") of shares of Parent Common Stock beneficially owned by the Shareholder.

               (b) Each certificate representing the shares of Parent Common Stock to be issued to each Shareholder at the Effective Time pursuant to Section 1 of this Agreement and any shares of capital stock or other securities received with respect thereto, including options or warrants to purchase any shares of Parent Common Stock or any securities convertible into or exercisable for shares of Parent Common Stock issued to a Shareholder who is an "affiliate" of the Company, Parent or Merger Sub (as defined in Rule 145 under the Securities Act) (such shares are referred to herein as "RESTRICTED SECURITIES" and such holder is referred to herein as an "AFFILIATE") and each certificate for such securities issued to subsequent transferees of any such certificate, respectively, shall (unless otherwise permitted by the provisions of Sections 11.1(c) and 11.1(d) hereof) be stamped or otherwise imprinted with a legend in substantially the following forms:

        Form for certificate representing Restricted Securities issued to an
        Affiliate:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT AND PLAN OF REORGANIZATION DATED NOVEMBER 17, 1999, AMONG ACCRUE SOFTWARE, INC., NEOVISTA ACQUISITION CORP. AND NEOVISTA SOFTWARE, INC. AND THE OTHER SIGNATORIES THERETO, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF ACCRUE SOFTWARE, INC.."

        Form for certificate representing securities issued to subsequent transferees of any Affiliate:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

               (c) Prior to any Transfer of Restricted Securities, each Affiliate shall give written notice to Parent of such Affiliate's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 11.1. Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by the written opinion, addressed to Parent, of counsel for the holder of such Restricted Securities, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to Parent) such proposed transfer does not involve a transaction requiring registration or qualification of such Restricted Securities under the Securities Act or the securities or "blue-sky" laws of any relevant state of the United States. The holder thereof shall thereupon, with the written consent of Parent, be entitled to Transfer such Restricted Securities in accordance with the terms of the notice delivered by it to Parent. Each certificate or other instrument evidencing the securities issued upon the Transfer of any such Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such Restricted Securities) shall bear the legend set forth in Section 11.1(b) unless (x) in such opinion of counsel of Parent registration of any future Transfer is not required by the applicable provisions of the Securities Act or (y) Parent shall have waived the requirement of such legends. No Shareholder shall Transfer any Restricted Securities until such opinion of counsel has been given (unless waived by Parent or unless such opinion is not required in accordance with the provisions of this Section 11.1(c)).

               (d) Notwithstanding the foregoing provisions of this Section 11.1, the restrictions imposed by this Section 11.1 upon the transferability of Restricted Securities shall cease and terminate when (i) any such shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or as otherwise contemplated by Section 11.1(c) and, pursuant to Section 11.1(c), the securities so transferred are not required to bear the legend set forth in Section 11.1(b) or (ii) the holder of such Restricted Securities has met the requirements for Transfer of such Restricted Securities pursuant to Rule 145. Whenever the restrictions imposed by this
Section 11.1 shall terminate, as herein provided, the holder of Restricted Securities as to which such restrictions have terminated shall be entitled to receive from Parent, without expense, a new certificate not bearing the restrictive legend set forth in Section 11.1(b) and not containing any other reference to the restrictions imposed by this Section 11.1.

               (e) Parent, at its discretion, may cause stop transfer orders to be placed with its transfer agent with respect to certificates for Restricted Securities owned by such Shareholder but not as to certificates for such shares of Parent Common Stock as to which the legend set forth in this Section 11.1(b) is no longer required because one or more of the conditions set forth in Section 11.2(d) shall have been satisfied.

               (f) The provisions of this Section 11.1 shall be in addition to, and shall not alter or otherwise limit, the provisions set forth in the Affiliate Agreements.

               (g) Notwithstanding the provisions of this Section 11.1, and whether or not the Hearing shall have been successful, none of the shares of Parent Common Stock to be issued to each Shareholder at the Effective Time pursuant to Section 1 of this Agreement or any shares of capital stock or other securities received with respect thereto, including options or warrants to purchase any shares of Parent Common Stock or any securities convertible into or exercisable for shares of Parent Common Stock may be Transferred, otherwise than
(i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) as a distribution to partners or shareholders of such person, provided that the distributees thereof agree in writing to be bound by the terms of this restriction, (iii) with respect to dispositions of Common Shares acquired on the open market or (iv) with the prior written consent of Parent for a period commencing on the date hereof and continuing until the earlier of (i) the effective date of the registration statement on Form S-1 filed by Parent in connection with the registration of Common Stock issued by Parent to former shareholders of Marketwave Corporation or (ii) March 1, 2000 (the "LOCK-UP Period"). The foregoing restriction shall preclude the holder of the Restricted Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Sale of Parent Securities during the Lock-up Period, even if such Restricted Securities would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Restricted Securities or with respect to any security (other than a broad-based market basket or index) that included, relates to or derives any significant part of its value from Restricted Securities. Parent, at its discretion may cause stop transfer orders to be placed with Parent's transfer agent and registrar against the transfer of shares of parent Common Stock or Restricted Securities held by the holder except in compliance with the foregoing restrictions. Until the end of the Lock-up Period, all such shares may contain the following legend:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT AND PLAN OF REORGANIZATION DATE NOVEMBER 17, 1999, AMONG ACCRUE SOFTWARE, INC., NEOVISTA ACQUISITION CORP. AND NEOVISTA SOFTWARE, INC., A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF ACCRUE SOFTWARE, INC."

        11.2 SHAREHOLDERS' AGENT. Jonathan Becher shall be irrevocably appointed as the agent for the Indemnitors for purposes of all matters relating to Section 1.11, Section 10 and the Escrow Agreement (the "SHAREHOLDERS' AGENT"), and Jonathan Becher hereby accepts his appointment as the Shareholders' Agent. Parent shall be entitled to deal exclusively with the Shareholders' Agent on all matters relating to Section 1.11, Section 10 and the Escrow Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Shareholder or Indemnitor by the Shareholders' Agent, and on any other action taken or purported to be taken on behalf of any Shareholder or Indemnitor by the Shareholders' Agent, as fully binding upon such Shareholder or Indemnitor. If the Shareholders' Agent shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Shareholders and Indemnitors, then the Shareholders shall, within ten days after such death or disability, appoint a successor agent and, promptly thereafter, shall notify Parent of the identity of such successor. Any such successor shall become the "Shareholders' Agent" in accordance with this Section 11.2. If for any reason there is no Shareholders' Agent at any time, all references herein to the Shareholders' Agent shall be deemed to refer to the Shareholders. The Shareholders' Agent shall be reimbursed out of the Holdback Shares for his reasonable out-of-pocket expenses incurred in connection with serving as the Shareholders' Agent under this Agreement and the Escrow Agreement. Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment. The Shareholders on whose behalf Holdback Shares were contributed to the Escrow Account shall severally indemnify Shareholders' Agent and hold Shareholders' Agent harmless against any loss, liability or expense incurred without gross negligence, bad faith or willful misconduct on the part of Shareholders' Agent and arising out of or in connection with the acceptance or administration of Shareholders' Agent's duties hereunder and under the Escrow Agreement, including the reasonable fees and expenses of any legal counsel retained by Shareholders' Agent.

        11.3 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

        11.4 FEES AND EXPENSES. As used in this Agreement, "TRANSACTION COSTS" shall mean, with respect to any party, all actual, out-of-pocket expenses incurred or accrued as of the Closing by such party to third parties in connection with this Agreement, the Agreement of Merger, the Related Agreements, the Merger and all other transactions provided for herein and therein, including the management bonus equal to two months pay for those employees of the Company that Parent, in good faith, identifies as employees that Parent intends, as of the Closing, to continue to employ for an indeterminate amount of time after the Closing (the "GO FORWARD EMPLOYEES"), but not including the severance amounts equal to two month's pay that is paid or becomes payable prior to the Closing to employees of the Company whose employment is terminated prior to the Closing who are not Go Forward Employees), but the term "Transaction Costs" shall not in any event include general overhead; the time spent by employees of such party internally; postage, telephone, telecopy, photocopy and delivery expenses of such party; permit and filing fees; and other non-material expenses that are incidental to the ordinary course of business. Each party hereto shall bear its own Transaction Costs; provided, however, that in the event the Merger shall be consummated, the Shareholders shall bear all Transaction Costs of the Company, by deducting the Expense Shares as set forth in Section 1.5, whether or not such fees and expenses have been paid by the Company on or before the Closing Date and whether or not such fees and expenses are reflected in the Company Disclosure Schedule or the Schedule of Expenses (such Transaction Costs of the Company being herein collectively referred to as the "COMPANY EXPENSES"); provided, further that, to the extent the Company shall not have paid such expenses prior to Closing, Parent shall pay in cash at Closing the Broadview Expenses and the Company's reasonable legal fees and expenses of Orrick, Herrington & Sutcliffe LLP, and shall pay promptly upon receipt of invoices therefore, any other Company Expenses. Parent shall not be required to pay any bonus, golden parachute or severance payment to any current or former employee, officer or director of the Company in connection with the Merger except for two months of salary as a severance payment to employees terminated without cause by the Company at Parent's request as of the Effective Time of the Merger. Subject to the foregoing, Parent shall pay at the Effective Time all principal and accrued interest outstanding under the Company's loans outstanding as of the date of this

Agreement to its shareholders, which loans dated prior to September 30, 1999 total approximately $2.0 million and which loans dated subsequent to September 30, 1999 total approximately $0.9 million.

        11.5 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        11.6 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               if to Parent:

                      Accrue Software, Inc.
                      48634 Milmont Drive
                      Fremont, CA  94538-7353
                      Facsimile: (510) 580-4509
                      Attn:  Richard D. Kreysar

               with a copy (not constituting notice) to:

                      Venture Law Group
                      2775 Sand Hill Road
                      Menlo Park, CA  94025
                      Facsimile:  (650) 233-8386
                      Attn:  John V. Bautista

               if to the Company:

                      NeoVista Software, Inc.
                      10710 N. Tantau Avenue
                      Cupertino, CA  95015
                      Facsimile:(408) 777-2930
                      Attn:  Jonathan Becker
               with a copy (not constituting notice) to:

                       Orrick, Herrington & Sutcliffe, LLP
                      1020 Marsh Road
                      Menlo Park, CA  94025
                      Facsimile:  (650) 614-7401
                      Attn:  Lowell D. Ness

        11.7 [INTENTIONALLY LEFT BLANK].

        11.8 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

        11.9 HEADINGS. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        11.10 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        11.11 GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

        11.12 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Shareholders (to the extent set forth in Section 1.5); the holders of assumed Company Options (to the extent set forth in Section 1.6); the holders of assumed Company Common Warrants and Company Preferred Warrants (to the extent set forth in Section 1.7) Parent; Merger Sub; the other Indemnitees (subject to Section 10); and the respective successors and assigns (if any) of the foregoing. Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 10), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

        11.13 WAIVER OF JURY TRIAL. Each of the parties hereto irrevocably and unconditionally waives trial by jury in any Action relating to this Agreement, the Related Agreements, the Agreement of Merger or any transaction contemplated hereby or thereby, and for any counterclaim with respect thereto.

        11.14 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

        11.15  WAIVER.

               (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

               (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        11.16 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        11.17 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        11.18 PARTIES IN INTEREST. Except for the provisions of Sections 1.6 and 10, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

        11.19 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the letter agreement executed on behalf of Parent and the Company on October 7, 1999 relating to nondisclosure (the "NON-DISCLOSURE AGREEMENT") shall not be superseded by this Agreement and shall remain in effect in accordance with their terms until the earlier of (a) the Effective Time, or (b) the date on which such Non-Disclosure Agreement is terminated in accordance with its terms.

        11.20 CONSTRUCTION.

               (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

               (e) Any references in this Agreement to the "knowledge" of the Company, or to matters "known" to the Company, shall mean, with respect to a given matter, the actual knowledge of the Company Executives, such knowledge that could have been obtained by the Company Executives after due inquiry and a reasonable investigation and any information contained in the files of the Company. Any references in this Agreement to the "knowledge" of Parent, or the matters "known" to Parent, shall mean, with respect to a given matter, the actual knowledge of the executive officers of Parent listed on Schedule 11.20 (the "PARENT EXECUTIVES"), such knowledge that could have been obtained by the Parent Executives after due inquiry and a reasonable investigation and a reasonable investigation and any information contained in the files of Parent.

        The parties hereto have caused this Agreement to be executed and delivered as of November 17, 1999.

                                               ACCRUE SOFTWARE, INC.,
                                                a Delaware corporation

                                               /s/ Richard Kreysar
                                               ---------------------------------
                                               Chief Executive Officer


                                               NEOVISTA ACQUISITION CORP.,
                                                a California corporation
                                               /s/ Richard Kreysar
                                               ---------------------------------
                                               Chief Executive Officer


                                               NEOVISTA SOFTWARE, INC.,
                                                a California corporation

                                               /s/ Jonathan D. Becher
                                               ---------------------------------
                                               President and Chief Executive
                                               Officer




       [Signature page to Agreement and Plan of Merger and Reorganization]

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        "ACQUISITION TRANSACTION" shall mean any transaction involving:

               (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

               (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

               (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

        "AGREEMENT" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Company Disclosure Schedule), as it may be amended from time to time.

        "CALIFORNIA SECURITIES LAW" shall mean the California Corporate Securities Law of 1968, as amended.

        "COMPANY CONTRACT" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

        "COMPANY PROPRIETARY ASSET" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

        "CONSENT" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        "CONTRACT" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        "COMPANY DISCLOSURE SCHEDULE" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company and the Shareholders.

        "COMPANY MATERIAL ADVERSE EFFECT" shall mean a violation or other matter that could reasonably be expected to result in a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects (it being understood that none of the following shall be deemed, in and of itself, to constitute a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of the Company: (a) a change that results from conditions affecting the U.S. economy or the world economy, (b) a change that results from conditions affecting the Internet or the e-commerce industry so long as such conditions do not affect the Company in a disproportionate manner as compared with companies of a similar size, (c) a change that results from the announcement or pendency of the Merger or the transactions contemplated hereby and (d) a change that results from the taking of any action required by this Agreement).

        "DAMAGES" shall include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

        "ENCUMBRANCE" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        "ENTITY" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        "GOVERNMENTAL AUTHORIZATION" shall mean any: (a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        "GOVERNMENTAL BODY" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        "INDEMNITEES" shall mean the following Persons: (a) Parent; (b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the Shareholders shall not be deemed to be "Indemnitees."

        "LEGAL PROCEEDING" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        "LEGAL REQUIREMENT" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        "PARENT MATERIAL ADVERSE EFFECT" shall mean a violation or other matter that could reasonably be expected to result in a material adverse effect on Parent's business, condition, assets, liabilities, operations, financial performance or prospects (it being understood that none of the following shall be deemed, in and of itself, to constitute a material adverse effect on the business, condition, assets, liabilities, operations or financial performance of
Parent: (a) a change in the market price or trading volume of Parent's Common Stock, (b) a failure by Parent to meet any securities analyst estimates of Parent's financial results for any period (c) a change that results from conditions affecting the U.S. economy or the world economy, (d) a change that results from conditions affecting the Internet or the e-commerce industry so long as such conditions do not affect Parent in a disproportionate manner as compared with companies of a similar size, (e) a change that results from the announcement or pendency of the Merger or the transactions contemplated hereby and (f) a change that results from the taking of any action required by this Agreement).

        "PERMITTED LIENS" shall mean (i) taxes or other charges which are not due and payable; and (ii) minor liens that have arisen in the ordinary course of business and that do not individually, or in the aggregate, materially detract from the value of the asset subject thereto or materially impair the operations of the Company.

        "PERSON" shall mean any individual, Entity or Governmental Body.

        "PROPRIETARY ASSET" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.



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

        "RELATED AGREEMENTS" shall mean the Agreement of Merger, the Escrow Agreement, the Affiliate Agreements and the Voting Agreement.

        "REPRESENTATIVES" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "TAX" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        "TAX RETURN" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        "YEAR 2000 COMPLIANT", for purposes of the Agreement, shall mean an item of software or hardware shall be deemed to be "Year 2000 Compliant" only if operating on a stand-alone basis without reference to dates supplied by third party software or hardware: (i) the functions, calculations, and other computing processes of such item of software or hardware (collectively, "PROCESSES") perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system (before, on or after January 1, 2000 until December 31, 2099); (ii) such item of software or hardware accepts, calculates, compares, sorts, extracts, sequences and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used (before, on or after January 1, 2000 until December 31, 2099); (iii) such item of software or hardware accepts and can respond to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined and appropriate manner; (iv) such item of software or hardware stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) if such item of software or hardware determines leap years, it uses the following standard: (A) if dividing the year by four yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.



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